EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this Amendment No. 16 to the statement on Schedule 13D is being filed with the United States Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the United States Securities Exchange Act of 1934, as amended.

Dated: August 5, 2015

Glencore AG
By:	/s/ Martin Haering
Name:	Martin Haering
Title:	Officer

By:	/s/ Stefan Peter
Name:	Stefan Peter
Title:	Officer

Glencore International AG
By:	/s/ Martin Haering
Name:	Martin Haering
Title:	Officer

By:	/s/ Stefan Peter
Name:	Stefan Peter
Title:	Officer

Glencore plc
By:	/s/ John Burton
Name:	John Burton
Title:	Company Secretary